Exhibit 3.1(a)

090503* BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS) Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada Document Number 00010210914-28 Filing Date and Time 02/11/2016 8:04 AM Entity Number E0564572013-7 USE BLACK INK ONLY—DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation (Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250) (This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts) Name of Nevada entity as last recorded in this office: Nuvola, Inc. 2.The articles are: (mark only one box) Restated Amended and Restated Please entitle your attached articles “Restated” or “Amended and Restated,” accordingly. Indicate what changes have been made by checking the appropriate box:* No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. Articles have been deleted. Other. The articles or certificate have been amended as follows: (provide article numbers, if available) 4. Effective date and time of filing: (optional) Date: Time: (must not be later than 90 days after the certificate is filed; * This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates. IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. This form must be accompanied by appropriate fees. Nevada Secretary of State Restated Articles Revised: 1-5-15

*090204* BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website; www.nvsos.gov Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390) USE BUCK INK ONLY—DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 –After Issuance of Stock) 1. Name of corporation: Nuvola, Inc. 2. The articles have been amended as follows: (provide article numbers, if available) The Articles of Incorporation have been amended and restated in their entirety, including Articles I through XII. 3 The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may: be required in the case of a vote by classes or series, or as may be required by the provisions of the articles Incorporation* have voted in favor of the amendment is: 85.52% 4 Effective date and time of filing: (optional) Date: Time (must not be later than 90 days after the certificate is filed) 5 Signature: (required) Signature of Officer *lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. This form must be accompanied by appropriate fees. Nevada Secretary of State Amend Profit-After NV009-1/13/2015 Wolters Kluwer Online Revised: 1-5-15

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

MODERN ROUND ENTERTAINMENT CORPORATION

1. Name. The name of the corporation is Modern Round Entertainment Corporation (the “Corporation”).

2. Purpose. The purpose for which the Corporation is organized is the transaction of any lawful business for which corporations may be incorporated under the laws of Nevada, as they may be amended from time to time.

3. Total Shares Authorized to Issue. The Corporation is authorized to issue two classes of stock to be designated as “Common Stock” and “Preferred Stock,” The total number of shares of Common Stock which the Corporation is authorized to issue is Two Hundred Million (200,000,000) shares, par value $0.001 per share. The total number of shares of Preferred Stock which the Corporation is authorized to issue is Ten Million Shares (10,000,000) shares, par value $0.001 per share, to be designated in classes or series and the number of each class or series and the voting powers, designations, preferences, limitations, restrictions, relative rights, and distinguishing designation of each class or series of stock as the Board of Directors shall determine in its sole discretion.

4. Statutory Agent. The name and address of the statutory agent of the Corporation is The Corporation Trust Company of Nevada, 311 South Division Street, Carson City, Nevada 89703.

5. Board of Directors. The business and affairs of the Corporation shall be conducted by a Board of Directors. The number of directors of the Corporation shall be fixed as set forth in the bylaws of the Corporation and may be increased or decreased from time to time by resolution of the Board of Directors. The Board of Directors shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II, and Class III. Class I directors shall initially serve until the 2016 meeting of stockholders; Class II directors shall initially serve until the 2017 meeting of stockholders; and Class III directors shall initially serve until the 2018 meeting of stockholders. Commencing with the annual meeting of stockholders in 2016, directors of each class, the term of which shall then expire, shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. In the case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. Any director chosen to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified or until their earlier death, resignation, disqualification, or removal.

6. Limitation of Liability. To the fullest extent permitted by the Nevada Revised Statutes, as the same exist or may hereafter be amended, a director or officer of the Corporation shall not be liable to the Corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer, unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud, or a knowing violation of law. No repeal, amendment, or modification of this article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director or officer of the Corporation occurring prior to such repeal, amendment, or modification.

7. Amendments. The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the state of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation.

8. Control Share Acquisition. The Corporation elects to be governed by the provisions of NRS §78.378 to NRS §78.3793, inclusive, of the Nevada Business Corporation Law.

9. Combinations with Interested Stockholders. The Corporation elects to be governed by the provisions of NRS §78.411 to NRS §78.444, inclusive, of the Nevada Business Corporation Law.

EXECUTED this 11th day of February 2016.

MODERN ROUND ENTERTAINMENT CORPORATION

By:	/s/ Ronald L. Miller, Jr.
Ronald L. Miller, Jr., Vice President, Chief Financial Officer, and Secretary

SECRETARY OF STATE STATE OF NEVADA NEVADA STATE BUSINESS LICENSE MODERN ROUND ENTERTAINMENT CORPORATION Nevada Business Identification # NV20131683598 Expiration Date: November 30, 2016 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada. Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on February 11, 2016 BARBARA K. CEGAVSKE Secretary of State You may verify this license at www.nvsos.gov under the Nevada Business Search. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law cannot be waived.

180304

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

Filed in the office of	
Barbara K. Cegavske (signature) Barbara K. Cegavske Secretary of State State of Nevada	Document Number 00010210915-39
	Filing Date and Time 02/11/2016 8:04 AM
	Entity Number E0564572013-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of **Modern Round Entertainment Corporation**
Name of Represented Business Entity

I, The Corporation Trust Company of Nevada am a:
Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent*

(complete only one)

a) ☑ commercial registered agent listed with the Nevada Secretary of State,

b) ☐ noncommercial registered agent with the following address for service of process:

Street Address ______ City ______ Nevada Zip Code ______

Mailing Address (if different from street address) ______ City ______ Nevada Zip Code ______

c) ☐ represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity ______

Street Address ______ City ______ Nevada Zip Code ______

Mailing Address (if different from street address) ______ City ______ Nevada Zip Code ______

and hereby state that on ______ (Date) I accepted the appointment as registered agent for the above named business entity.

X *[signature]* M. E. Jones, Asst. Sec'y. 2/11/16
Authorized Signature of R.A. or On Behalf of R.A. Company — Date

*If changing Registered Agent when reinstating, officer's signature required.

X ______
Signature of Officer — Date ______

Nevada Secretary of State Form RA Acceptance
Revised: 1-5-15

HX 331,596,492v1